EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-124165) of Odimo Incorporated of our report dated March 30, 2011 with respect to the financial statements of Odimo Incorporated which appears in the Annual Report on Form 10-K of Odimo Incorporated for the year ended December 31, 2010. The report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ PMB Helin Donovan, LLP
Spokane, Washington
March 30, 2011.